                                                                    EXHIBIT 99.1


[GRACE NEWS]                                            CORPORATE COMMUNICATIONS

                                                        W. R. Grace & Co.
                                                        7500 Grace Drive
                                                        Columbia, MD 21044

CONTACT: Media Relations:                         Investor Relations:
         Greg Euston                              Bridget Sarikas
         (212) 468-3734                           (410) 531-4194

                  GRACE REPORTS FIRST QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, April 20, 2004 -- W. R. Grace & Co. (NYSE: GRA) today reported that 2004 first quarter sales totaled $518.5 million compared with $444.8 million in the prior year quarter, an increase of 16.6%. Revenue from improved volume and product mix accounted for over half of the increase, with favorable currency translation effects from a weaker U.S. dollar and acquisitions also contributing. Grace reported first quarter net income of $15.8 million, or $0.24 per share, compared with a net loss of ($2.3 million), or ($0.04) per share, in the first quarter of 2003. Pre-tax income from core operations in the first quarter of 2004 was $38.5 million compared with $13.5 million in the first quarter of 2003, a 185.2% increase, reflecting improved economic conditions, including stronger construction activity in the U.S., and cost structure improvements from successful productivity initiatives. "Our first quarter operating results were very good, with strong sales from each product line and a record first quarter profit from our Performance Chemicals segment," said Grace's Chairman and Chief Executive Officer Paul J. Norris. "Our strategic and operating initiatives are delivering positive results, allowing us to capitalize on stronger economic activity worldwide."

CORE OPERATIONS
---------------

DAVISON CHEMICALS

CATALYST AND SILICA PRODUCTS

First quarter sales for the Davison Chemicals segment were $270.9 million, up 13.3% from a prior year quarter that reflected relatively weaker economic conditions. Excluding the effects of favorable currency translation, sales were up 6.7% for the quarter. Sales of catalyst products, which include refining catalysts, polyolefin catalysts and other chemical catalysts, were $187.3 million, up 11.5% compared with the prior year quarter. Most of the


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increase resulted from favorable product mix factors including added revenue to cover higher metals costs, with the remainder attributable to favorable currency effects. Sales of silica products were $83.6 million, up 17.6% compared with the first quarter of 2003, with currency effects of the stronger Euro contributing about 11.7 percentage points of the increase. Improvement was also attributable to growth programs in separations applications and from higher volumes into most consumer segments, showing evidence of a stronger economy in the United States and Asia Pacific.

Operating income of the Davison Chemicals segment for the first quarter was $32.0 million, 57.6% higher than the 2003 first quarter; operating margin was 11.8%, higher than the prior year quarter by 3.3 percentage points. The increase in operating income was driven primarily by improved sales in North America and in the Asia Pacific region, as well as foreign currency translation effects. First quarter operating margin was enhanced by a favorable product mix, improved manufacturing costs and positive results from productivity initiatives.

PERFORMANCE CHEMICALS

CONSTRUCTION CHEMICALS, BUILDING MATERIALS, AND SEALANTS AND COATINGS

First quarter sales for the Performance Chemicals segment were $247.6 million, up 20.4% from a relatively weak prior year quarter. Favorable currency translation accounted for 6.9 percentage points of the increase. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were $116.4 million, up 28.2% versus the year-ago quarter (20.6% excluding favorable currency translation impacts). Revenues from Grace's acquisition in Germany (completed October 1, 2003) accounted for about one-fifth of the construction chemicals sales increase. Sales were up in all geographic regions, reflecting the success of new product programs and sales initiatives in key economies worldwide, as well as increased U.S. construction activity. Sales of specialty building materials, which include waterproofing and fire protection products, were $59.8 million, up 11.8% compared with the first quarter of 2003 (up 8.2% excluding favorable currency translation impacts). The first quarter results reflect strong sales of waterproofing materials, particularly underlayments for residential re-roofing, offset by continuing declines in fire protection products caused by changes in building codes and some weather-related project delays in January. Sales of specialty sealants and coatings, which include container sealants, coatings and polymers, were


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$71.4 million, up 16.3% compared with the first quarter of 2003 (up 7.5%
excluding favorable currency translation impacts). Higher sales in coatings and closure sealants, particularly outside North America, accounted for most of the increase.

Operating income for the Performance Chemicals segment was $27.6 million, compared with $12.1 million in the prior year quarter, a 128.1% increase and a record for the first quarter. Operating margin of 11.1% was 5.2 percentage points higher than the 2003 first quarter margin. Improved operating income and margins reflected increased sales volume from all product lines and the success of productivity and cost containment programs across the business segment.

CORPORATE COSTS

First quarter corporate costs related to core operations were $21.1 million, a $2.2 million increase from the prior year quarter. The increase is primarily attributable to performance related compensation. In addition, effective in March 2004, Grace began accounting for currency fluctuations on a (eurodollar)292 million intercompany loan between Grace's subsidiaries in the United States and Germany as a component of operating results instead of as a component of other comprehensive income. The change was prompted by new tax laws in Germany and by Grace's cash flow planning for its Chapter 11 reorganization which indicated that it is no longer reasonable to treat this loan as part of the permanent capital structure in Germany. The change in currency related to this loan over the first quarter was $9.8 million unfavorable, $8.5 million of which is reflected in other comprehensive income and $1.3 million of which is reflected in Grace's operating statements as part of noncore other (income) expense.

CASH FLOW AND LIQUIDITY
-----------------------

Grace's cash flow provided by operating activities was $20.7 million for the 2004 first quarter, compared with $9.7 million for the comparable period of 2003. First quarter 2004 pre-tax income from core operations before depreciation and amortization was $65.7 million, 72.0% higher than 2003. These results reflect the higher income from core operations described above. Cash used for investing activities was $8.3 million during the first quarter of 2004, primarily for capital replacements.


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At March 31, 2004, Grace had available liquidity in the form of cash ($325.3 million), net cash value of life insurance ($92.9 million) and unused credit under its debtor-in-possession facility ($216.1 million). Grace believes that these sources and amounts of liquidity are sufficient to support its strategic initiatives and Chapter 11 proceedings for the foreseeable future.

CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001, Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S. subsidiaries were not part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the Bankruptcy Court.

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental remediation claims, tax disputes and other potential obligations) are subject to compromise under the Chapter 11 process. The Chapter 11 proceedings, including litigation and the claims resolution process, could result in allowable claims that differ materially from recorded amounts. Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities. See Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.

                                    * * * * *

Grace is a leading global supplier of catalyst and silica products, specialty construction chemicals, building materials, and sealants and coatings. With annual sales of approximately $2 billion, Grace has over 6,000 employees and operations in nearly 40 countries. For more information, visit Grace's Web site at www.grace.com.

                                      * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will," "expects," "anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, which have been filed with the SEC.


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[GRACE NEWS]

====================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                                           THREE MONTHS ENDED
(UNAUDITED)                                                                         MARCH 31,
====================================================================================================================
Amounts in millions, except per share amounts                            2004                        2003
--------------------------------------------------------------------------------------------------------------------
Net sales...............................................            $  518.5                       $444.8
                                                              ------------------------------------------------------
Cost of goods sold, exclusive of depreciation and
     amortization shown separately below................               331.7                        296.7
Selling, general and administrative expenses,
     exclusive of net pension expense shown
     separately below...................................               102.2                         91.7
Depreciation and amortization...........................                27.2                         24.7
Research and development expenses.......................                12.7                         14.1
Net pension expense.....................................                12.3                         13.5
Interest expense and related financing costs............                 3.9                          4.2
Other (income) expense..................................                (3.2)                        (5.8)
Provision for environmental remediation.................                --                            2.0
                                                              ------------------------------------------------------

                                                                       486.8                        441.1
                                                              ------------------------------------------------------
Income before Chapter 11 expenses,
     income taxes and minority interest.................                31.7                          3.7
Chapter 11 expenses, net................................                (4.5)                        (2.7)
Provision for income taxes..............................               (10.9)                        (3.1)
Minority interest in consolidated entities..............                (0.5)                        (0.2)
                                                              ------------------------------------------------------

                     NET INCOME (LOSS)                              $   15.8                       $ (2.3)
====================================================================================================================

BASIC EARNINGS (LOSS) PER COMMON SHARE..................            $   0.24                     $  (0.04)

Average number of basic shares..........................                65.6                         65.5

DILUTED EARNINGS (LOSS) PER COMMON SHARE................            $   0.24                     $  (0.04)

Average number of diluted shares........................                65.8                         65.5
--------------------------------------------------------------------------------------------------------------------

Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Quarterly Report on Form 10-Q. Any changes not deemed to be material will be reflected in the Form 10-Q. Any changes deemed to be material will be promptly disclosed.


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
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W. R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                                     THREE MONTHS ENDED
(UNAUDITED)                                                                  MARCH 31,
=====================================================================================================================

Amounts in millions                                    2004                   2003                  % Change
---------------------------------------------------------------------------------------------------------------------
NET SALES:
   DAVISON CHEMICALS
     Catalyst products.......................         $187.3                  $168.0                    11.5%
     Silica products.........................           83.6                    71.1                    17.6%
---------------------------------------------------------------------------------------------------------------------
  TOTAL DAVISON CHEMICALS                              270.9                   239.1                    13.3%
---------------------------------------------------------------------------------------------------------------------
   PERFORMANCE CHEMICALS
     Construction chemicals..................          116.4                    90.8                    28.2%
     Building materials......................           59.8                    53.5                    11.8%
     Sealants & coatings.....................           71.4                    61.4                    16.3%
---------------------------------------------------------------------------------------------------------------------
  TOTAL PERFORMANCE CHEMICALS                          247.6                   205.7                    20.4%
---------------------------------------------------------------------------------------------------------------------
TOTAL GRACE SALES                                     $518.5                  $444.8                    16.6%
=====================================================================================================================
PRE-TAX OPERATING INCOME (A):
  Davison Chemicals..........................          $32.0                   $20.3                    57.6%
  Performance Chemicals......................           27.6                    12.1                   128.1%
  Corporate costs............................          (21.1)                  (18.9)                  (11.6%)
---------------------------------------------------------------------------------------------------------------------
PRE-TAX INCOME FROM CORE OPERATIONS                     38.5                    13.5                   185.2%
---------------------------------------------------------------------------------------------------------------------
PRE-TAX LOSS FROM NONCORE ACTIVITIES.........           (4.3)                   (7.0)                   38.6%
Interest expense.............................           (3.9)                   (4.2)                    7.1%
Interest income..............................            0.9                     1.2                   (25.0%)
---------------------------------------------------------------------------------------------------------------------
INCOME BEFORE CHAPTER 11 EXPENSES
     AND INCOME TAXES                                   31.2                     3.5                   791.4%
Chapter 11 expenses, net.....................           (4.5)                   (2.7)                  (66.7%)
Provision for income taxes...................          (10.9)                   (3.1)                 (251.6%)
---------------------------------------------------------------------------------------------------------------------

     NET INCOME (LOSS)                                 $15.8                   ($2.3)                     NM
=====================================================================================================================

=====================================================================================================================
KEY FINANCIAL MEASURES:
   Pre-tax income from core operations as a
       percentage of sales...................           7.4%                    3.0%                    4.4pts.
   Pre-tax income from core operations before
       depreciation and amortization (a).....          $65.7                   $38.2                    72.0%
       As a percentage of sales..............           12.7%                   8.6%                    4.1pts.
=====================================================================================================================
NET SALES BY REGION:
   North America ............................         $225.2                  $204.2                    10.3%
   Europe....................................          193.4                   154.8                    24.9%
   Asia Pacific..............................           72.7                    61.4                    18.4%
   Latin America.............................           27.2                    24.4                    11.5%
---------------------------------------------------------------------------------------------------------------------
TOTAL                                                 $518.5                  $444.8                    16.6%
=====================================================================================================================


Note (a): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.

NM - Not Meaningful


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
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W. R. GRACE & CO. AND SUBSIDIARIES                                                          THREE MONTHS ENDED
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)                                                 MARCH 31,
======================================================================================================================
Amounts in millions                                                                       2004             2003
                                                                                      --------------------------------
OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes and
      minority interest............................................................   $     31.7     $         3.7
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ................................................         27.2              24.7
     Interest accrued on pre-petition debt subject to compromise...................          2.7               2.9
     Loss on sale of investments and disposals of assets...........................          0.2               0.3
     Provision for environmental remediation.......................................         --                 2.0
     Income from life insurance policies, net......................................         (1.5)             (3.1)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Working capital items.....................................................        (33.2)            (17.9)
         Contributions to defined benefit pension plans............................         (2.4)             (1.1)
         Contributions to postretirement benefit plans ............................         (2.6)             (3.1)
         Expenditures for asbestos-related litigation .............................         (1.9)             (2.3)
         Proceeds from asbestos-related insurance .................................          1.6               1.1
         Expenditures for environmental remediation ...............................         (2.9)             (3.1)
         Expenditures for retained obligations of discontinued operations..........         (0.4)             --
         Changes in accruals and other non-cash items..............................         14.5              13.7
                                                                                      --------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES BEFORE INCOME TAXES AND CHAPTER 11
     EXPENSES......................................................................         33.0              17.8
Chapter 11 expenses paid, net .....................................................         (2.0)             (3.8)
Income taxes paid, net of refunds..................................................        (10.3)             (4.3)
                                                                                      --------------------------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES ....................................         20.7               9.7
                                                                                      --------------------------------

INVESTING ACTIVITIES
Capital expenditures ..............................................................         (9.1)            (18.0)
Investment in life insurance policies .............................................         (4.6)             (4.9)
Proceeds from life insurance policies..............................................          5.3               3.6
Proceeds from sales of investments and disposals of assets.........................          0.1               0.7
                                                                                      --------------------------------
     NET CASH USED FOR INVESTING ACTIVITIES .......................................         (8.3)            (18.6)
                                                                                      --------------------------------

FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.............         (1.3)             (0.9)
Borrowings under credit facilities, net of repayments .............................          8.9              (0.6)
Borrowings under debtor-in-possession facility, net of fees........................         (0.5)             (2.2)
Repayment of borrowings under debtor-in-possession facility .......................         --                --
                                                                                      --------------------------------
     NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES .........................          7.1              (3.7)
                                                                                      --------------------------------

Effect of currency exchange rate changes on cash and cash equivalents .............         (3.4)              4.4
                                                                                      --------------------------------
     INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................         16.1              (8.2)
Cash and cash equivalents, beginning of period ....................................        309.2             283.6
                                                                                      --------------------------------
Cash and cash equivalents, end of period ..........................................   $    325.3     $       275.4
======================================================================================================================

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
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W. R. GRACE & CO. AND SUBSIDIARIES                                                        MARCH 31,          DECEMBER 31,
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                                       2004                2003
=============================================================================================================================
Amounts in millions

ASSETS
CURRENT ASSETS
Cash and cash equivalents .........................................................   $         325.3     $        309.2
Accounts and other receivables, net ...............................................             353.8              347.5
Inventories .......................................................................             226.2              214.6
Deferred income taxes .............................................................              29.4               29.8
Other current assets...............................................................              27.4               27.8
                                                                                     ----------------------------------------
     TOTAL CURRENT ASSETS .........................................................             962.1              928.9

Properties and equipment, net......................................................             635.1              656.6
Goodwill ..........................................................................              84.2               85.2
Cash value of life insurance policies, net of policy loans.........................              92.9               90.8
Deferred income taxes .............................................................             591.8              587.1
Asbestos-related insurance expected to be realized after one year..................             267.8              269.4
Other assets ......................................................................             257.6              256.2
                                                                                     ----------------------------------------
     TOTAL ASSETS .................................................................   $       2,891.5     $      2,874.2
                                                                                     ========================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ......................................................   $          15.9     $          6.8
Accounts payable ..................................................................             110.1              101.8
Income taxes payable ..............................................................              19.9               16.6
Other current liabilities .........................................................             131.0              149.0
                                                                                     ----------------------------------------
     TOTAL CURRENT LIABILITIES ....................................................             276.9              274.2

Deferred income taxes .............................................................              35.1               35.3
Other liabilities .................................................................             304.4              296.0
                                                                                     ----------------------------------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE ..................................             616.4              605.5

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest............................................             555.2              552.7
Accounts payable...................................................................              31.6               31.9
Income taxes payable...............................................................             218.6              217.9
Asbestos-related liability.........................................................             990.3              992.3
Other liabilities..................................................................             652.0              657.5
                                                                                     ----------------------------------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE.......................................           2,447.7            2,452.3
                                                                                     ----------------------------------------
     TOTAL LIABILITIES.............................................................           3,064.1            3,057.8
                                                                                     ----------------------------------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.......................................................................               0.8                0.8
Paid-in capital ...................................................................             431.6              432.1
Accumulated deficit................................................................            (155.1)            (170.9)
Treasury stock, at cost............................................................            (135.2)            (135.9)
Accumulated other comprehensive loss ..............................................            (314.7)            (309.7)
                                                                                     ----------------------------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........................................            (172.6)            (183.6)
                                                                                     ----------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) .........................   $       2,891.5     $      2,874.2
=============================================================================================================================